Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Valens Semiconductor Ltd. of our report dated March 1, 2023 relating to the financial statements, which appears in Valens Semiconductor Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2022.

Tel Aviv, Israel	Kesselman & Kesselman
January 16, 2024	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Derech Menachem Begin 146 Street, Tel Aviv-Yafo 6492103, Israel, P.O Box 7187 Tel-Aviv 6107120 Telephone: +972 -3- 7954555, Fax:+972 -3-7954556, www.pwc.com/il